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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 28, 2000 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Crossroads Systems, Inc. and Subsidiaries, which are included in Crossroads Systems, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the incorporation by reference of our report dated November 28, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Austin, Texas
June 1, 2001